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                                                                    Exhibit 10.9

                     AMENDMENT TO GENOVESE DRUG STORES, INC.
                          EMPLOYEE STOCK OWNERSHIP PLAN

                  Genovese Drug Stores, Inc. (the "Company"), hereby adopts the following amendment to the Genovese Drug Stores, Inc. Employee Stock Ownership Plan (the "Plan") with reference to the following facts:

                  WHEREAS, Section 11.1 of the Plan provides that the Board of Directors of the Company (the "Board") may amend the Plan from time to time, subject to certain limitations not applicable hereto; and

                  WHEREAS, the Board has determined that it is necessary and appropriate to amend the Plan as hereinafter set forth and has authorized an officer of the Company to execute this amendment.

                  NOW, THEREFORE, BE IT RESOLVED:

                  1. Section 2.1 of the Plan is amended by inserting the following new subsection (d) immediately after subsection (c) thereof:

                           (d) Election to Terminate Participation -
                  Notwithstanding any provision of the Plan to the contrary, a Participant may elect to terminate his active participation in the Plan at any time. A Participant may make such an election with respect to a specific Plan Year, or with respect to all future Plan Years, and may revoke such an election at any time upon reasonable notice. The Committee or its delegate shall establish reasonable and nondiscriminatory rules regarding the time and manner of making and revoking such elections. The rights and benefits under the Plan of a Participant who elects to terminate his active participation shall be determined in accordance with Section 2.2.

                  2. The first sentence of Section 2.2 of the Plan is amended in its entirety to read as follows:

                  A Participant shall not be entitled to receive contributions in accordance with Article IV on or after the date of his termination of employment, death or Disability, during any period in which he is not an Eligible Employee, or for any Plan Year with respect to

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                  which he has elected to terminate his active participation in the Plan.

                  3. The foregoing amendment to the Plan shall be effective as of January 1, 1997.


                  IN WITNESS WHEREOF, the Company has caused this amendment to be executed on this 10th day of March, 1998.

                                        GENOVESE DRUG STORES, INC.

                                        By: /s/ Gene L. Wexler
                                           -------------------------------------
                                            Gene L. Wexler
                                              Vice President and General Counsel